UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 27, 2016

Date of Report (Date of earliest event reported)

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SONIC CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-18859	73-1371046
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

300 Johnny Bench Drive	73104
Oklahoma City, Oklahoma	(Zip Code)
(Address of Principal Executive Offices)

(405) 225-5000
(Registrant’s telephone number, including area code)

_____________________

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)On January 27, 2016, Sonic Corp. (the “Company”) elected Todd W. Smith as President and Chief Marketing Officer of the Company.  Mr. Smith, age 38, served as Senior Vice President and Chief Marketing Officer of the Company since April 2015 and was Vice President and Chief Marketing Officer from April 2014 until April 2015.  He served as Vice President of Marketing from April 2012 until April 2014.  Mr. Smith was director of marketing and menu innovation for Wendy’s International from December 2009 to April 2012.  Prior to that, he was employed by Yum! Brands (KFC) in various brand marketing roles for almost four years.

The Company has entered into an employment agreement with Mr. Smith on similar terms as entered into with the Company’s other executive officers and participates in the Company’s short-term and long-term incentive compensation programs offered to the Company’s executive officers.  The terms of the employment agreements and incentive compensation programs are described in the Company’s proxy statement.  In addition, on January 28, 2016, Mr. Smith was awarded 11,000 restricted stock units under the Company’s equity long-term incentive program.  The restricted stock units all vest in three years, subject to the terms of the equity long-term incentive program as described in the Company’s proxy statement.

A copy of the Company’s press release dated January 29, 2016 is being furnished as Exhibit 99 hereto.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On January 27, 2016, the Company amended its Bylaws to permit the Company to elect more than one Executive Vice President and to require that the Board of Directors or the Chief Executive Officer designate the order in which the Executive Vice Presidents or the Vice Presidents shall serve as interim President in the event the President is unable to serve.  The Bylaws, as amended and restated by such amendment (the “Amended Bylaws), became effective on January 27, 2016.  The foregoing is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 and incorporated by reference in this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on January 28, 2016.  Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the nominees was elected a director to hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2019 or until his or her successor is elected and qualified.  The voting results were as follows:

Nominee	For	Withhold Authority	Broker Non-Vote
R. Neal Black	40,692,758	47,947	5,406,819
Clifford Hudson	39,604,667	1,136,038	5,406,819
Federico F. Peña	40,207,839	532,866	5,406,819
Susan E. Thronson	40,693,607	47,098	5,406,819

Proposal 2

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm was approved.  The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
46,045,686	55,513	46,325	--

Proposal 3

The Board proposal seeking a non-binding advisory vote on the Company’s executive compensation was approved.  The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
39,668,647	985,943	86,115	5,406,819

Proposal 4

A shareholder proposal seeking the adoption of a policy to limit the acceleration of the vesting of equity awards in the event of a change in control was not approved.  The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
12,180,931	28,497,888	61,886	5,406,819

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

3.1 Amended and Restated Bylaws of Sonic Corp., dated January 27, 2016

99  Press Release, dated January 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: February 1, 2016	By: /s/ Claudia S. San Pedro
Claudia S. San Pedro,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Sonic Corp., dated January 27, 2016
99	Press Release, dated January 29, 2016